Exhibit 99.1

Apple Computer, Inc. Agrees to Acquire NeXT Software Inc.

CUPERTINO, Calif.--Dec. 20, 1996--Apple Computer, Inc. today announced its intention to purchase NeXT Software Inc., in a friendly acquisition for $400 million. Pending regulatory approvals, all NeXT products, services, and technology research will become part of Apple Computer, Inc. As part of the agreement, Steve Jobs, Chairman and CEO of NeXT Software, will return to Apple--the company he co-founded in 1976--reporting to Dr. Gilbert F. Amelio, Apple's Chairman and CEO.

The acquisition will bring together Apple's and NeXT's innovative and complementary technology portfolios and significantly strengthens
Apple's position as a company advancing industry standards. Apple's leadership in ease-of-use and multimedia solutions will be married to NeXT's strengths in development software and operating environments for both the enterprise and Internet markets. NeXT's object oriented software development products will contribute to Apple's goal of creating a differentiated and profitable software business, with a wide range of products for enterprise, business, education, and home markets.

Using NeXT technology to embrace open industry standards Apple
Computer, Inc. believes the acquisition will allow the Company to further develop industry alliances as the Internet/intranet market evolves. Apple anticipates that NeXT's expertise in next-generation operating system design will allow elements of the NEXTSTEP operating system to become integral features of Mac OS--providing developers a compelling OS foundation on which to build next generation software solutions.

"The acquisition of NeXT is the start of a new chapter in Apple's history and represents a milestone in our transformation as a corporation," said Dr. Gilbert F. Amelio, Chairman and CEO, Apple Computer Inc. "Today
Apple welcomed back its most talented visionary" Steve Jobs, someone who can inspire a new generation of customers and software developers and show that Apple remains the industry home for innovation and excitement. Today Apple returns, as an open player to the mainstream and the heart of this industry, where our technology can once more set standards for innovation and excellence.

"Much of the industry has lived off the Macintosh for over ten years now, slowly copying the Mac's revolutionary user interface," said Steven P.
Jobs. "Now the time has come for new innovation, and where better than Apple for this to spring from? Who else has consistently led this industry-- first with the Apple II, then the Macintosh and LaserWriter? With this merger, the advanced software from NeXT will be married with Apple's
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very high-volume hardware platforms and marketing channels to create another breakthrough, leapfrogging existing platforms, and fueling Apple and the industry copy cats for the next ten years and beyond. I still have very deep feelings for Apple, and it gives me great joy to play a role in architecting Apple's future."

Acquisition Confirms New Open Apple

The acquisition of NeXT is further evidence that Apple is fundamentally changing the way it does business. Embracing outside technology and driving cross-platform industry standards, Apple believes it can innovate in the key areas that give its products and technology differentiation. NeXT's cross-platform development environments for enterprise and Internet/intranet markets, allow developers to write once and deploy across a range of Internet and client-server platforms.

In a new era of industry collaboration and joint initiatives--brought on by the "megatrends" of pervasive Internet and ubiquitous multimedia--NeXT technology complements Apple's strength in multimedia authoring and playback, as well as Internet access, Internet authoring, and Internet server solutions.

In the last year Apple has worked on a series of collaboration initiatives which leverage the Company's core strengths in Internet, multimedia, and component software. Wide ranging agreements with Netscape Communications, Sun Microsystems, and Silicon Graphics Computer Systems--along with the acquisition of NeXT--confirm Apple is building strategic relationships at the forefront of the information industry.

Developer Support

Software developers believe that the integration of NEXTSTEP technology in future versions of Mac OS will result in a robust, next-generation OS that provides developers with a multimedia-rich and Internet-savvy platform.

"This partnership is the best possible fit. Both companies support strong, open industry standards. Combined with their rich media focus and a command of the Internet, these strengths will play well into Adobe's core markets", says John Warnock, Chairman and CEO, Adobe Systems, Inc. "NeXT's advanced operating system design, when combined with Apple's leadership in ease-of-use and multimedia, will provide Adobe and other developers with a robust, compelling platform on which to build great next-generation software solutions."
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Apple expects to be able to show substantial developer and industry endorsements for Apple's new Mac OS system software strategy at MacWorld San Francisco in January 1997.

Apple Computer, Inc. believes the acquisition will provide a series of benefits for customers, software developers, Apple Computer, NeXT, and the information technology industry. They include the following:

Enterprise Offering Enhanced

The combination of Apple technology, NeXT object oriented software development products, and the "megatrend" of corporate-wide intranets, gives Apple the opportunity to reinvigorate its offering to enterprise markets.

NeXT's OPENSTEP Enterprise and WebObjects development environments allow enterprise customers to develop software solutions quickly and deploy reusable applications on either traditional client-server or Internet/intranet based networks. These powerful tools allow new applications to access legacy data and applications, a key concern for enterprise customers in the late 1990s. Customers currently using this technology range from companies such as WebCrawler, Trilobyte and ID to large organizations including Fannie Mae, Merrill Lynch, NASA, NTT, and AT&T Wireless.

In addition, NeXT's Sales and Professional Services team offers worldwide programs to facilitate the knowledge transfer required to quickly take advantage of OPENSTEP Enterprise's unique capabilities. Apple envisages this team will become a valued part of the Apple enterprise offering moving forward.

Internet/intranet Position Strengthened

A key strategic advantage of NeXT technology is its powerful
Internet/intranet software development environment--WebObjects.

Today, Apple technology and customers are playing a pivotal role in the evolution of the Internet--from easy to use powerful solutions in Internet access, Internet authoring and Internet servers, to technologies such as QuickTime Media Layer (QTML) and HotSauce/MCF that set new standards in Internet multimedia and knowledge management.
Combining these Apple strengths with WebObjects' unique capabilities to access legacy data and applications will provide Apple with a strong offering for companies reengineering their businesses to take advantage of the Internet. Customers currently using WebObjects technology include The Sharper Image, Ford, Nissan, Lufthansa, and Bell South.
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Again, Apple foresees NeXT's Sales and Professional Services team continuing to offer programs to companies who are implementing corporate-wide business reengineering based upon a new
Internet/intranet infrastructure.

In addition, the momentum of Java, Sun Microsystems' platform-independent programming language, has led Apple to conclude that by implementing a Java architecture across its platforms and development tools portfolio, Apple systems will be at the forefront of Internet/Internet design--an area of enormous potential growth through the millennium.

WebObjects' Java-enabled object oriented model complements Apple Computer's commitment to Java, which includes Mac OS Runtime for Java (currently in beta) and the integration of JavaBeans and OpenDoc component technology. Apple Computer, Inc. believes the acquisition of NeXT will give the Company the opportunity to become a preeminent development and deployment platform for Java technology.

Acquisition Kick-Starts Apple Software Business

The acquisition of NeXT's development products for enterprise and Internet markets will allow Apple to supplement its growing list of software products with a ready-made portfolio of powerful customer-focused software solutions. Apple is committed to increasing the revenue it makes from its software products and the acquisition of NeXT is a significant development in building a differentiated, sustainable and profitable software business. Apple already has a number of software products--from QuickTime to HotSauce/MCF, which are driving industry standards in multimedia and Internet markets--to customer applications and tools such as Apple Internet Connection Kit (AICK), Apple Media Tool, Language Kits, and communications software.

Delivery of Next Generation Mac OS

Apple's exhaustive research in operating system design, led the company to conclude that NEXTSTEP's maturity, networking, customer and developer acceptance, multi-tasking, protected memory, and scalability from portable to server-level products make it the clear choice for integration into the next major revision of Mac OS. Apple believes that the integration of NEXTSTEP technology in future versions of Mac OS will result in a robust, next generation OS that provides customers and developers with a multimedia-rich and Internet-savvy platform.

Apple Chairman and CEO Dr. Gilbert F. Amelio, Chief Technology Officer Ellen Hancock, and Steve Jobs will announce details of how Apple will
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incorporate NeXT technology into future releases of Mac OS at MacWorld
San Francisco in January.

Acquisition Brings New Talent to Apple

The acquisition of NeXT will result in new management talent joining
Apple Computer, Inc. Avie Tevanian, formerly NeXT's Vice President of Engineering, will join Apple to lead the Company's next generation OS development efforts, reporting to Ellen Hancock, Apple's executive vice president of R&D, and Chief Technology Officer. Mitch Mandich, formerly NeXT's vice president of Worldwide Sales and Services, will also join Apple, reporting to Marco Landi, Apple's executive vice president and Chief Operating Officer. Dominique Trempont, NeXT's Chief
Financial Officer will also be joining Apple's executive team. As a complement to this initiative, Apple Computer, Inc. also announces that Rick LeFaivre has returned to the company as head of the newly formed
Apple Technology Group. This group will house Apple's research laboratories, human interface technologies, and advanced systems architecture, offering support for hardware and software integration. Rick LeFaivre will report to Ellen Hancock in this new role. (See separate press release).

Apple Computer, Inc., a recognized innovator in the information industry and leader in multimedia technologies, creates powerful solutions based on easy-to-use personal computers, servers, peripherals, software, personal digital assistants and Internet content. Headquartered in Cupertino, California, Apple develops, manufactures, licenses and markets solutions, products, technologies and services for business, education, consumer, entertainment, scientific and engineering and government customers in more than 140 countries.

           ------------------------------------------------
           [Press Information Contact:]
           Katie Cotton
           Apple Computer, Inc.
           (408) 974-7269
           email: katiec@apple.com

           Russell Brady
           Apple Computer, Inc.
           (408) 974-6877
           email: brady2@apple.com

           Nicole Overson
           NeXT Software Inc.
           (415) 780-3731
           email: nicole@next.com
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